EXHIBIT 10.16.3

                AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

                                  By and Among:

                                 AHM SPV I, LLC,
                                  As Borrower,

                                       and

                     AMERICAN HOME MORTGAGE SERVICING, INC.
                                 As the Servicer

                                       and

                             CALYON NEW YORK BRANCH,
                            As Administrative Agent,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                               As Collateral Agent

                          Dated as of November 22, 2005

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I         GENERAL TERMS................................................1

         1.1.     Certain Definitions..........................................1

ARTICLE II        APPOINTMENT OF COLLATERAL AGENT..............................1

         2.1.     Appointment..................................................1
         2.2.     Collateral Agency Fees.......................................2

ARTICLE III       COLLATERAL PROCEDURES........................................2

         3.1.     Collateral...................................................2
         3.2.     Delivery of Collateral to the Collateral Agent...............3
         3.3.     Power of Attorney............................................5
         3.4.     Redemption of Mortgage Collateral............................6
         3.5.     Releases of Mortgage Notes for Servicing.....................9
         3.6.     [RESERVED]..................................................10
         3.7.     Wet Borrowings..............................................10
         3.8.     Collateral Reporting........................................11
         3.9.     Further Obligations of the Collateral Agent.................11
         3.10.    Segregation of Collateral...................................12
         3.11.    Delivery of Required Documents to the
                     Administrative Agent.....................................12
         3.12.    Take-Out Commitment Reporting...............................12

ARTICLE IV        THE COLLATERAL AGENT........................................12

         4.1.     Instructions to the Collateral Agent........................12
         4.2.     Reliance by the Collateral Agent; Responsibility of
                     the Collateral Agent.....................................13
         4.3.     Agents and Affiliates.......................................16
         4.4.     Successor Collateral Agent..................................16
         4.5.     Right of Inspection.........................................17
         4.6.     Accounting in Certain Circumstances.........................17

ARTICLE V         INDEMNIFICATION.............................................18

         5.1.     Indemnities by the Servicer.................................18

ARTICLE VI        MISCELLANEOUS...............................................18

         6.1.     Notices.....................................................18
         6.2.     Amendments, Etc.............................................19
         6.3.     Invalidity..................................................19
         6.4.     Survival of Agreements......................................19
         6.5.     Cumulative Rights...........................................19

         6.6.     Construction; Governing Law.................................19
         6.7.     Successors and Assigns......................................19
         6.8.     The Collateral Agent Representations and Warranties.........20
         6.9.     Rights of La Fayette Program Agent..........................20
         6.10.    Counterparts................................................20
         6.11.    No Proceedings..............................................20
         6.12.    Electronic Counterparts.....................................20
         6.13.    Waiver of Jury Trial........................................20
         6.14.    Consent to Jurisdiction; Waiver of Immunities...............21
         6.15.    References to Loan Agreement................................21


                             SCHEDULES AND EXHIBITS

Schedule I         Collateral Review Functions - ss.3.2(e)
Schedule II        Addresses and Notices - ss.6.1
Schedule III       Approved Take-Out Investors

Exhibit D-1        Definitions - ss.1
Exhibit D-2        Security Agreement - ss.3.1(a)
Exhibit D-3        Form of Collection Account Control Agreement - ss.3.1(b)
Exhibit D-4        Form of Assignment - ss.3.1(c) and ss.3.2(a)
Exhibit D-5        Form of Transfer Request
Exhibit D-5A       Form of Shipping Request
Exhibit D-6(a)     Form of Bailee and Security Agreement Letter for Approved
                   Take-Out Investors- ss.3.4(b)(i)
Exhibit D-6(b)     Form of Bailee and Security Agreement Letter for Pool
                   Custodian ss.3.4(b)(i)
Exhibit D-7        Form of Trustee Receipt and Security Agreement for Approved
                   Take-Out Investors - ss.3.5
Exhibit D-8        Form of Collateral Agent Daily Report - ss.3.8(a)
Exhibit D-9        Borrowing Report
Exhibit D-10       UCC Financing Statements - ss.3.1(d)
Exhibit D-11       Collection Account Release Notice - ss. 3.4(a)
Exhibit D-12       Assignment of Trade
Exhibit D-13       Disbursement Account Control Agreement

                AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

                          Dated as of November 22, 2005

         THIS AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT (the "Agreement"), among AHM SPV I, LLC, a Delaware limited liability company (the "Borrower"), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation, CALYON NEW YORK BRANCH ("Calyon"), in its capacity as the administrative agent for the "Lenders" under and as defined in the Loan Agreement referred to below (the "Administrative Agent"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral agent hereunder (the "Collateral Agent").

         WHEREAS, the Borrower has entered into an Amended and Restated Loan Agreement dated as of November 22, 2005 (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement"), among the Borrower, the Issuer, Calyon, as the Administrative Agent, the Banks, and American Home Mortgage Servicing, Inc. (the "Servicer"), in its capacity as servicer thereunder, pursuant to which the Lenders may make secured Advances to the Borrower on a revolving basis;

         WHEREAS, the parties now desire to enter into this Amended and Restated Collateral Agency Agreement (the "Agreement") to provide for the holding and monitoring of Collateral to be furnished pursuant to the Loan Agreement;

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS

         1.1. Certain Definitions.

         Unless otherwise defined herein or in the Loan Agreement, terms are used herein as defined in Exhibit D-1 hereto.

                                   ARTICLE II

                         APPOINTMENT OF COLLATERAL AGENT

         2.1. Appointment.

                  (a) The Administrative Agent, on behalf of the holders of the Obligations, hereby appoints Deutsche Bank National Trust Company, as "Collateral Agent" under this Agreement and authorizes the Collateral Agent to take such action on the Administrative Agent's behalf and to exercise such powers and perform such duties as are hereby expressly delegated to the Collateral Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto.

                  (b) The Collateral Agent hereby accepts such appointment and agrees to hold, maintain, and administer for the exclusive benefit of the holders of the Obligations all Collateral at any time delivered to it by or on behalf of the Borrower as herein provided. The Collateral Agent acknowledges and agrees that it is acting and will act with respect to the Collateral for the exclusive benefit of the holders of the Obligations and shall not be subject with respect to the Collateral in any manner or to any extent to the direction or control of the Borrower except as expressly permitted hereunder. The Collateral Agent (or its designee) for the benefit of the Administrative Agent and the holders of the Obligations, agrees to act in accordance with this Agreement and in accordance with any written instructions of the Administrative Agent as provided in this Agreement. Under no circumstances shall the Collateral Agent deliver possession of Collateral to the Borrower except in accordance with the express terms of this Agreement or otherwise upon the written instruction of the Administrative Agent as provided in this Agreement. Upon a written request by the Servicer (who shall not request substitution of Eligible Mortgage Loans if, as reflected in the most recent Borrowing Report, total Collateral Value of Eligible Mortgage Collateral, immediately after giving effect to a requested transfer and any accompanying substitution of Mortgage Loan Collateral, is less than total Principal Debt) and approval by the Borrower, Collateral Agent is authorized to permit substitution of Eligible Mortgage Loans (as certified by the Servicer to be Eligible Mortgage Loans) unless the Collateral Agent shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

         2.2. Collateral Agency Fees.

         The Servicer agrees to pay such fees and expenses of the Collateral Agent as shall be agreed to in writing between the Collateral Agent and Servicer. The obligation of the Servicer to pay the Collateral Agent's fees and expenses for its services under this Agreement shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent.

                                   ARTICLE III

                              COLLATERAL PROCEDURES

         3.1. Collateral.

         The Borrower has executed and delivered to the Administrative Agent:

                  (a) a Security Agreement in favor of the Administrative Agent for the benefit of the holders of the Obligations in substantially the form of Exhibit D-2 hereto;

                  (b) a Collection Account Control Agreement in favor of the Administrative Agent for the benefit of the holders of the Obligations substantially in the form of Exhibit D-3 hereto; and

                  (c) the Assignments provided for in Section 3.2 hereof in the form of Exhibit D-4 hereto.

         3.2. Delivery of Collateral to the Collateral Agent.

                  (a) Periodically, the Borrower may deliver Mortgage Loan Collateral to the Collateral Agent to hold as bailee for the Administrative Agent. The Borrower may deliver from time to time such other documents as shall be specified in a notice by the Administrative Agent to the Collateral Agent as documents that are required to be delivered to the Collateral Agent pursuant to this Agreement in order to meet requirements of the Loan Agreements or agreements required by the Loan Agreement. Each delivery shall be made in association with an assignment of a security interest (the "Assignment") to the Administrative Agent, for the benefit of the holders of the Obligations, in all Mortgage Loans, Take-Out Commitments, Hedges and related Collateral delivered with or described in such Assignment or any schedules thereto. The Borrower shall use substantially the form illustrated in Exhibit D-4 hereto for each Assignment, or such other form as may be acceptable to, or required by, the Administrative Agent, from time to time.

                  (b) Each Assignment delivered to the Collateral Agent shall be accompanied by a completed Schedule II and Schedule III, using the forms of such schedules as prescribed in Exhibit D-4 hereto, together with a current Borrowing Report, and with respect to each Mortgage Loan described in
Schedule II to each Assignment the following items (collectively, the "Principal Mortgage Documents"):

                           (i) the original of each Mortgage Note, endorsed by
                  the Servicer in blank (without recourse) and all intervening endorsements thereto;

                           (ii) an original executed assignment in blank for
                  each Mortgage securing such Mortgage Loan, in recordable form, executed by the Originator, in the case of each Mortgage Loan that is not a MERS Designated Mortgage Loan; and

                           (iii) a certified copy of the executed Mortgage
                  related to such Mortgage Note, certified by the Servicer, escrow agent, title company, closing attorney or an Affiliate of the Servicer as a true and correct copy.

                  (c) The Servicer shall hold in trust for the Administrative Agent for the benefit of the holders of the Obligations, with respect to each Mortgage Loan included in the Collateral (the following being referred to, collectively, as the "Other Mortgage Documents"):

                           (i) the original filed Mortgage relating to such
                  Mortgage Loan; provided, however, that until an original Mortgage is received from the public official charged with its filing and recordation, a copy, certified by the closing agent to be a true and correct copy of the filed and recorded original, may be used by the Borrower to satisfy this requirement;

                           (ii) other than with respect to a HUD Repossessed
                  Property that is sold to a consumer, a mortgagee's policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to the Servicer) insuring that the original mortgagee and its successors and assigns have a perfected, first-priority Lien created by the Mortgage securing such Mortgage

                  Loan (subject to title exceptions that conform to the related Take-Out Commitment) in a policy amount not less than the principal amount of such Mortgage Loan;

                           (iii) the original hazard insurance policy,
                  appropriately indicating that all insurance proceeds will be paid to the original mortgagee and its successors and assigns, referred to in Section 6.6(b) of the Loan Agreement which relate to such Mortgage Loan, or other evidence of insurance acceptable to the Administrative Agent;

                           (iv) the form of current appraisal of the Property
                  described in the Mortgage, prepared by a state licensed appraiser, that complies with all applicable Governmental Requirements, provided, however, that no appraisal shall be required for Mortgage Loans (x) financing HUD repossessed Property that is sold to a consumer, financed with an FHA loan, fully insurable and in accordance with FHA guidelines, but for which an appraisal is not required, or (y) representing so called VA Rate Reduction or FHA streamline refinances, insurable in accordance with VA and FHA guidelines, but for which an appraisal is not required; and

                           (v) all other original documents.

Upon three Business Days' prior written notice by the Administrative Agent to the Collateral Agent, the Collateral Agent will receive from the Servicer all such items, held in trust. The Collateral Agent shall hold such items as bailee for the Administrative Agent or such other party as may be designated in such notice.

                  (d) The Servicer shall provide the Collateral Agent and the Administrative Agent with full access to all Other Mortgage Documents held in trust for the Administrative Agent at all times.

                  (e) With respect to each Assignment, together with the related electronic transmission, that is received by the Collateral Agent by 11:30 a.m. (eastern time) on a Business Day, the Collateral Agent shall include the Mortgage Loans identified thereon on the Collateral Agent Daily Report to be delivered electronically on the following Business Day, even if the Collateral Agent has not completed its review of the related Principal Mortgage Documents. The Collateral Agent shall prepare by 10:30 a.m. (eastern time) on such following Business Day, the Collateral Agent Daily Report provided for in
Section 3.8 hereof, and furnish it electronically to the Administrative Agent, the Managing Agents and the Borrower. The Collateral Agent shall review the Principal Mortgage Documents for up to 500 Mortgage Loans delivered with any such Assignment no later than the opening of business of the Collateral Agent on the Business Day following delivery of such Collateral Agent Daily Report. The Collateral Agent shall have one (1) additional Business Day to review each additional set of 500 Mortgage Loans in excess of the initial set of 500 Mortgage Loans; provided, that, if the Collateral Agent does not complete its review of any such Principal Mortgage Documents within one (1) Business Day after receiving such Principal Mortgage Documents and including the related Mortgage Loan on a Collateral Agent Daily Report, the Collateral Agent shall report the Collateral Value for any and all such Mortgage Loans as zero on the Collateral Agent Daily Report for the next Business Day.

The Collateral Agent's responsibility to review such Collateral is limited to the review steps described on Schedule I hereto.

                  (f) The Collateral Agent shall, acting on behalf of the Administrative Agent for the benefit of the holders of the Obligations, and as agent and bailee of, and as custodian for, the Administrative Agent for the benefit of the holders of the Obligations, retain possession and custody of the documents delivered to the Collateral Agent pursuant hereto, which documents shall, subject to Section 4.2(k) and 4.4, remain in the state of California for all purposes (including but not limited to the perfection of the security interest of the Administrative Agent, for the benefit of the holders of the Obligations, in such Collateral) until the Collateral is to be released pursuant to Section 3.4 hereof.

                  (g) Notwithstanding the foregoing provisions of Section 3.2, the Servicer on behalf of Borrower may ship Other Mortgage Documents to Approved Take-Out Investors under bailment for review by the Approved Take-Out Investor prior to purchase of a Mortgage Note under a Take-Out Commitment.

                  (h) The Servicer shall deliver to the Collateral Agent within the first five (5) Business Day of each calendar month a report (the "Monthly Payment Status Report"), on a form mutually acceptable to the Servicer and the Collateral Agent, describing the delinquency status of each Mortgage Loan as of the last day of the preceding calendar month.

         3.3. Power of Attorney.

                  (a) Subject to subsection (b) below, the Borrower hereby irrevocably appoints the Administrative Agent, for the benefit of the holders of the Obligations, its attorney in fact, with full power of substitution, for and on behalf and in the name of the Borrower, to: (i) endorse and deliver to any Person any check, instrument or other paper coming into the Collateral Agent's, the Administrative Agent's or any Lender's possession and representing payment made in respect of any Mortgage Note or Take-Out Commitment Document delivered hereunder or in respect of any other Collateral; (ii) prepare, complete, execute, deliver and record any Assignment to be delivered to the Collateral Agent, the Administrative Agent or to any other Person of any Mortgage relating to any Mortgage Note delivered hereunder as Mortgage Loan Collateral; (iii) endorse and deliver any Mortgage Note as Mortgage Loan Collateral arising as proceeds thereof, and do every other thing necessary or desirable to effect transfer of all or any part of the Mortgage Loan Collateral to the Administrative Agent, for the benefit of the holders of the Obligations, or to any other Person; (iv) take all necessary and appropriate action with respect to all Obligations and the Mortgage Loan Collateral to be delivered to the Collateral Agent or the Administrative Agent or held by the Borrower in trust for the Administrative Agent for the benefit of the holders of the Obligations;
(v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Commitment or any other part of the Mortgage Loan Collateral; and (vi) sign the Borrower's name wherever appropriate to effect the performance of this Agreement.

                  (b) This Section 3.3 shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent's powers, as the Borrower's attorney-in-fact, to collect, sell, and deliver any of the Mortgage Loan Collateral and all other documents relating thereto. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an authorized officer or agent of the Administrative Agent. The power of attorney conferred by this Section 3.3 shall become effective upon the occurrence, and remain effective during the continuance, of a Default or an Event of Default and is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or any Bank Commitment is outstanding. All Persons dealing with the Administrative Agent, any officer thereof, or any substitute attorney, acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this Section 3.3 as existing and continuing in full force and effect until advised by the Administrative Agent that the Obligations have been fully and finally paid and satisfied and all Bank Commitments have been terminated.

         3.4. Redemption of Mortgage Collateral.

                  (a) Generally. So long as no Default or Event of Default is continuing, the Servicer (on behalf of the Borrower) may obtain releases of the Administrative Agent's security interest in all or any part of the Collateral (including releases from the Collection Account) at any time, and from time to time, (i) to the extent that total Collateral Value of all Eligible Mortgage Collateral (immediately after giving effect to the requested release) equals or exceeds the Principal Debt, as shown on the most recent Borrowing Report, or (ii) that either (A) the Borrower has made a principal payment on account of the Principal Debt in an amount, or (B) the Borrower has delivered to the Collateral Agent (and the Collateral Agent has received) as bailee for the Administrative Agent substitute Eligible Mortgage Collateral with a Collateral Value, such that after giving effect to such payment or delivery, the total Collateral Value of all Eligible Mortgage Collateral will equal or exceed the Principal Debt. Each request for a partial release of Collateral from the Collection Account shall be addressed to the Collateral Agent and the Administrative Agent and shall be substantially in the form of Exhibit D-11 attached hereto (a "Collection Account Release Notice"). So long as no Default or Event of Default is continuing, the Servicer (on behalf of the Borrower) may by written direction to the Collateral Agent effect a transfer of funds from the Collection Account to the Disbursement Account; provided, that the Servicer shall not request and the Collateral Agent shall not permit funds to be released from the Disbursement Account unless the total Collateral Value of all Eligible Mortgage Collateral (immediately after giving effect to the requested release) equals or exceeds the Principal Debt, as shown on the most recent Borrowing Report. Each request for a partial release of Collateral (excluding releases from either the Collection Account or the Disbursement Account) shall be addressed to the Collateral Agent and shall be substantially in the form illustrated in Exhibit D-5 attached hereto (the "Transfer Request").

                  (b) Redemption Pursuant to Sale. So long as no Default or Event of Default is continuing (and, if a Default or Event of Default is continuing, at the Administrative Agent's direction), any one of the following may occur: (x) the Borrower, or the Servicer acting for the Borrower, from time to time may sell or pool Mortgage Loans either to an Approved pursuant to a Take-Out Commitment or Hedge or to one of the Originators under the Repurchase Agreement; (y) the Borrower may provide Mortgage Loans to one of the Originators for sale to an Approved Take-Out Investor pursuant to a Take-Out Commitment or Hedge, provided that payment is directed to the Collection Account and the security interest in the Mortgage Loan will not be released and the Borrower will not be deemed to have sold the Mortgage Loans to any of the Originators until the Purchase Price is received in the Collection Account; and (z) the Borrower, or the Servicer acting for the Borrower, may request the Administrative Agent to permit the Borrower to sell Mortgage Loans, or to pool Mortgage Loans, under such other circumstances as may be described in the request. Upon the receipt by the Collateral Agent of a Shipping Request preliminary to a transaction permitted by this Section 3.4, identifying Collateral to be delivered to an Approved Take-Out Investor or through any of the Originators, and so long as (x) no Default or Event of Default of which a Responsible Officer of the Collateral Agent shall have received written notice shall be in existence or (y) if a Default or Event of Default has occurred, the Administrative Agent has approved the Shipping
Request:

                           (i) The Collateral Agent shall deliver to the
                  Approved, or its loan servicing provider or custodian, under the Collateral Agent's "Bailee and Security Agreement Letter," substantially in the form of Exhibit D-6(a), or D-6(b) hereto or such other form as may be approved by the Administrative Agent as appropriate, the items of Mortgage Loan Collateral being sold which are held by the Collateral Agent as bailee for the Administrative Agent pursuant to Section 3.2 hereof, with the release of the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations in such items being conditioned upon timely payment to the Collection Account of the amount described in
                  Section 3.4(b)(iii);

                           (ii) The Servicer shall, as agent for the
                  Administrative Agent, deliver to such Approved Take-Out Investor , or such Approved Take-Out Investor's loan servicing provider or custodian, under a letter agreement or other arrangement approved by the Administrative Agent the items held by the Servicer pursuant to Section 3.2(c) that are related to the Mortgage Loan Collateral to be transferred on the condition that such Approved Take-Out Investor or its loan servicing provider or custodian shall hold or control such Other Mortgage Documents as bailee for the Administrative Agent for the benefit of the holders of the Obligations until the Approved Take-Out Investor has paid the full purchase price for such Mortgage Loan Collateral to the Collection Account pursuant to the terms of the related Take-Out Commitment or Hedge;

                           (iii) Within forty-five (45) days after the delivery
                  by the Collateral Agent to such Approved Take-Out Investor or its loan servicing provider or custodian of the items of Mortgage Loan Collateral described in Section 3.4(b) or (ii), the Borrower shall make a payment, or shall cause a payment to be made, to the Collection Account, for distribution to the Administrative Agent for the account of the Lenders in an amount at least equal to the full purchase price for such Mortgage Loan Collateral or shall substitute Eligible Mortgage Collateral as permitted by this Section 3.4 it being understood that the Collateral Agent shall have no responsibility to verify the purchase price; and

                           (iv) With respect to each Shipping Request that is
                  received by the Collateral Agent by 11:30 a.m. (eastern time) on a Business Day, the Collateral Agent shall use due diligence and best efforts to review such Shipping Request and prepare the Mortgage Loan files identified in each Shipping Request, for shipment prior to the close of business on the day the Shipping Request is received by the Collateral Agent, and, in any event shall review such Shipping Request and prepare the Mortgage Loan files identified in such Shipping Request no later than 24 hours after such Shipping Request is received by the Collateral Agent.

                  (c) Transfers. So long as no Default or Event of Default is continuing of which a Responsible Officer of the Collateral Agent has received written notice, subject to Section 3.4(a) and (b), the Borrower or Servicer on behalf of the Borrower shall, at any time, be permitted to cause the Collateral Agent to reflect the transfer of Mortgage Loans to any Permitted Transferees (as defined below) by means of its daily electronic transmissions to the Collateral Agent, together with delivery of a Transfer Request delivered to the Collateral Agent, on or before 11:30 a.m. (eastern time), identifying each Mortgage Loan being transferred. The Collateral Agent's sole responsibility with respect to any such transfers shall be to correctly reflect such transfers on its computer system and books and records and to indicate, on its Collateral Agent's Daily Report to be delivered on such Business Day, that such transfers have been effected. "Permitted Transferees" means any of the Originators, in connection with any sale and transfer thereto effected pursuant to the terms of the Repurchase Agreement and any Approved Take-Out Investor. However, requested transfers will not be made if (A) as reflected in the most recent Borrowing Report, total Principal Debt will equal or exceed the total Collateral Value of Eligible Mortgage Collateral immediately after giving effect to a requested transfer and any accompanying substitution of Mortgage Collateral, or (B) the Collateral Agent shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

                  (d) Continuation of Lien. Unless released in writing by the Administrative Agent as herein provided, the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral transmitted pursuant to Section 3.4(b) shall continue in effect until such time as the Administrative Agent shall have received payment in full of the amount described in Section 3.4(b)(iii).

                  (e) Application of Proceeds; No Duty. Neither the Administrative Agent, nor the Collateral Agent, nor any Lender shall be under any duty at any time to credit the Borrower for any amounts due from any Approved Take-Out Investor in respect of any purchase of any Mortgage Collateral contemplated under Section 3.4(b) above, until the Administrative Agent has actually received such amount in the form of immediately available funds, for deposit to the Collection Account. Neither the Administrative Agent, nor the Collateral Agent, nor any Lender shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any Approved Take-Out Investor in respect of any such purchase.

                  (f) Mandatory Redemption of Mortgage Collateral. Notwithstanding any provision hereof to the contrary, if at any time a Collateral Deficiency exists, the Borrower shall, immediately upon receipt of notice (which may be by telephone, promptly confirmed in writing) from the Administrative Agent or the Collateral Agent, make a deposit to the Collection Account or pledge, assign and deliver additional or substitute Eligible Mortgage Collateral to the Administrative Agent for the benefit of the holders of the Obligations, so that, immediately after giving effect to such payment or pledge and assignment, the total Collateral Value of Eligible Mortgage Collateral shall be equal to or greater than the Principal Debt.

                  (g) Representation in Connection with Releases, Sales and Transfers. The Borrower and the Servicer each represents and warrants that each request for any release or transfer pursuant to Section 3.4(a), Section 3.4(b) or Section 3.4(c) shall automatically constitute a representation and warranty to the Lenders, the Administrative Agent, and the Collateral Agent to the effect that immediately before and after giving effect to such release or Transfer Request, the Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt. In connection with any request for a release or a Transfer Request, the Collateral Agent may assume, in the absence of written notice to the contrary received from the Administrative Agent, that immediately before and after giving effect to such release of Collateral or Transfer Request, no Default or Event of Default exists.

                  (h) Limitation on Releases. Notwithstanding any provision to the contrary, the Collateral Agent shall not release any Collateral unless
(i) payment of what purports to be the purchase price by the Approved Take-Out Investor has been made in immediately available funds to the Collection Account; or (ii) immediately before and after giving effect thereto, the total Collateral Value of Eligible Mortgage Collateral (including any Eligible Mortgage Loans substituted for those Eligible Mortgage Loans being released) shall equal or exceed aggregate Principal Debt, as reflected in the most recent Borrowing Report.

         3.5. Releases of Mortgage Notes for Servicing.

         The Servicer may from time to time request, in writing in the form of Exhibit D-7 hereto, that the Collateral Agent deliver a Mortgage Note that constitutes Mortgage Loan Collateral so that (a) such Mortgage Note may be replaced by a corrected Mortgage Note, or (b) any servicing action may take place with respect to such Mortgage Note. Upon receipt by the Collateral Agent of such a request from the Servicer, and so long as the Collateral Agent has not received written notice that a Default or Event of Default shall be in existence, the Collateral Agent shall deliver to the Servicer, under the "Trust Receipt and Security Agreement Letter," substantially in the form of Exhibit D-7, hereto, or such other form as may be approved by the Administrative Agent, the Mortgage Note to be corrected or serviced, such delivery to be conditioned upon the receipt by the Collateral Agent within fourteen (14) calendar days of either a corrected Mortgage Note, in the case of Mortgage Notes delivered for correction, or the Mortgage Note originally delivered to the Servicer by the Collateral Agent, in the case of a Mortgage Note delivered for a servicing action; provided, that (as certified to the Collateral Agent by the Servicer):

                           (i) at no time shall Mortgage Notes having an
                  aggregate Collateral Value in excess of $2.5% of the Maximum Facility Amount be so delivered to the Servicer pursuant to this Section 3.5 (the Collateral Value assigned to each such Mortgage Notes delivered for correction shall be determined utilizing as the principal amount of such Mortgage Note the lesser of the uncorrected face value of such Mortgage Note and the correct face value of such Mortgage Note known to the Borrower or the Servicer; provided, however, that if the correct face value of such Mortgage Note is not known to the Collateral Agent, the Collateral Agent may use the uncorrected face value of such Mortgage Note in determining the Collateral Value);

                           (ii) with respect to Mortgage Notes delivered for
                  correction, until such time as a corrected Mortgage Note shall have been delivered to the Collateral Agent, the Collateral Value attributed to each Mortgage Note delivered to the Servicer to be corrected in accordance with this Section 3.5 shall be the lesser of the uncorrected face value of such Mortgage Note and the corrected face value of such Mortgage Note known to the Borrower and communicated in writing by the Borrower to the Collateral Agent; provided, however, that if the correct face value of such Mortgage Note is not known to the Collateral Agent, the Collateral Agent may use the uncorrected face value of such Mortgage Note in determining the Collateral Value; and

                           (iii) notwithstanding the preceding clause (ii),
                  unless, (A) in the case of Mortgage Notes delivered for correction, the corrected Mortgage Note is endorsed in blank (without recourse) and re-delivered to the Collateral Agent within 14 calendar days of the date of delivery by the Collateral Agent of the Mortgage Note to be corrected, or (B) in the case of Mortgage Notes delivered for servicing actions, the original Mortgage Note is re-delivered to the Collateral Agent within 14 calendar days of the date of delivery by the Collateral Agent of the Mortgage Note to be serviced, the Collateral Value attributed to either the Mortgage Note to be delivered and the corrected Mortgage Note, or the Mortgage Note delivered for servicing, shall be zero beginning on the 15th calendar day; provided, however, that the Collateral Value attributable to the corrected Mortgage Note or the Mortgage Note delivered for correction or servicing will be reinstated promptly upon the subsequent delivery thereof to the Collateral Agent.

         3.6.     [RESERVED].

         3.7.     Wet Borrowings.

                  (a) Pursuant to the Loan Agreement, the Borrower may from time to time request that certain Borrowings be funded after delivery to the Collateral Agent of the related Assignment, but prior to the delivery to the Collateral Agent of the corresponding Principal Mortgage Documents (individually a "Wet Borrowing"; collectively "Wet Borrowings"). The Borrower and the Administrative Agent acknowledge that Advances in respect of Wet Borrowings are subject to various terms and conditions of the Loan Agreement, including those set forth in Section 2.3(c) to the Loan Agreement.

                  (b)      Delivery of Principal Mortgage Documents. Within nine
(9) Business Days after the date that each Assignment is delivered (and inclusion of the related Wet Loans within the computation of Collateral Value as reported on the Collateral Agent Daily Report) to the Collateral Agent, the Borrower shall deliver to the Collateral Agent all of the Principal Mortgage Documents pertaining to such Wet Loans, or make a mandatory prepayment so that after giving effect thereto, the Collateral Value of Eligible Mortgage Collateral (excluding such Wet Loans) shall equal or exceed the Principal Debt.

         3.8. Collateral Reporting.

                  (a) At the commencement of each Business Day, and in no event later than 10:30 a.m. (eastern time), the Collateral Agent shall furnish to the Borrower, Servicer, each Managing Agent and the Administrative Agent electronically a duly completed report in the form of Exhibit D-8 hereto, (the "Collateral Agent Daily Report") specifying and certifying the then total Collateral Value of the Eligible Mortgage Collateral and other information, all as more fully provided for therein and as set forth on Schedule I hereto, noting, except for any Wet Loans and other Mortgage Loans with respect to which the Collateral Agent has not completed its review of the Principal Mortgage Documents, any applicable Exceptions on Schedule I thereto.

                           (i) The Collateral Agent may assume the accuracy of
                  all information supplied by the Borrower to the Collateral Agent in any Assignment, or related electronic transmission, received by the Collateral Agent, including but not limited to the acquisition price paid for any Mortgage Loan, the unpaid principal balance of any Mortgage Loan as of its closing and funding date and the weighted average Market Value used in the related Collateral Value calculation and whether the Mortgage Loan is a Conforming Loan, and Alt-A Loan, a Jumbo Loan or a Super Jumbo Loan; and

                           (ii) The Collateral Agent may assume the accuracy of
                  the information supplied by the Borrower to the Collateral Agent, whether written or in any other form acceptable to the Collateral Agent, with respect to a determination as to whether amounts received in the Collection Account represent the purchase price paid for a specific Mortgage Loan and, consequently, whether the Collateral Value of such Mortgage Loan should be removed from such calculation.

                  (b) Two Business Days prior to the date on which the Maximum Facility Amount has changed, the Servicer shall notify the Collateral Agent and the Borrower (by facsimile) of the new Maximum Facility Amount under the Loan Agreement. For purposes of the Collateral Agent Daily Report, the Collateral Agent shall assume that the Maximum Facility Amount is $1,150,000,000 unless it receives written notice to the contrary from the Administrative Agent.

                  (c) The Collateral Agent shall monitor and report on the Collateral Agent Daily Report the amount of Wet Loans and the portion thereof for which the related Principal Mortgage Documents have been delivered to the Collateral Agent within the time period permitted under Section 3.7.

         3.9. Further Obligations of the Collateral Agent.

         The Collateral Agent shall promptly notify the Administrative Agent if the Collateral Agent receives written notice (i) that any Lien (other than for the Administrative Agent for the benefit of the holders of the Obligations) has been placed, or attempted to be placed, on any Collateral for the Obligations or that the Administrative Agent's security interest shall have been challenged or
(ii) that any Approved Take-Out Investor has rejected any Collateral that is related to a Mortgage Loan that has been delivered to the Collateral Agent as Collateral for the Obligations.

         3.10. Segregation of Collateral.

         The Collateral Agent shall keep and maintain the Collateral on its documents, books and records separate and apart from its other Property and from any Property securing any liabilities of the Borrower to any other Person. Without limitation of the foregoing, the Collateral Agent shall keep and maintain the Collateral on its documents, books and records separate and apart from any collateral provided by the Borrower in favor of any other lender providing financing to the Borrower. This provision does not require physical separation of the Principal Mortgage Documents or Other Mortgage Documents from collateral held for other loans, but each Mortgage Loan must be maintained in a separate file folder from the documents related to any other mortgage loan.

         3.11. Delivery of Required Documents to the Administrative Agent.

         Upon written request of the Administrative Agent, after the occurrence of and during the continuation of an Event of Default under the Loan Agreement of which a Responsible Officer of the Collateral Agent has received written notice, the Collateral Agent shall deliver within two (2) Business Days (or in contemplation of removing the Collateral Agent as collateral agent hereunder, the Collateral Agent shall deliver within five (5) Business Days,) to the Administrative Agent or its designee any or all documents and other items of Collateral which are then in the possession or control of the Collateral Agent. The Administrative Agent shall provide the Borrower with a copy of any such notice delivered to the Collateral Agent. All special handling and delivery costs shall be paid by the Borrower.

         3.12. Hedge Reporting.

         The Servicer shall prepare a duly completed Hedge Report in the form of Exhibit K to the Loan Agreement on the close of business on the last Business Day of each week and shall provide such Hedge Report to the Borrower and the Administrative Agent no later than 10:00 am (eastern time) on the following Business Day.

                                   ARTICLE IV

                              THE COLLATERAL AGENT

         4.1. Instructions to the Collateral Agent.

         As to any matter not expressly provided for by this Agreement, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Administrative Agent acting on behalf of the holders of the Obligations; provided, however, that the Collateral Agent shall not be required to take any action which may expose the Collateral Agent to any liability that such Collateral Agent determines to be unreasonable in light of the circumstances or that is contrary to this Agreement or any Governmental Requirement.

         4.2. Reliance by the Collateral Agent; Responsibility of the Collateral Agent.

                  (a) The Collateral Agent shall perform its duties hereunder in accordance with the standards followed by the Collateral Agent in dealing with similar property for its own account. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither the Collateral Agent nor any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of the Collateral Agent) under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct, for which the Collateral Agent shall be liable. In no event shall the Collateral Agent, its directors, officers, agents or employees be liable, directly or indirectly, for any special, indirect, punitive or consequential damages.

                  (b) All Collateral at any time delivered to the Collateral Agent hereunder shall be held by the Collateral Agent in a fire resistant vault, drawer or other suitable depositary maintained and controlled solely by the Collateral Agent, conspicuously marked to show the interest therein of the Collateral Agent as bailee for the Administrative Agent on behalf of the holders of the Obligations and not commingled with any other assets or property of, or held by, the Collateral Agent for any person other than the Borrower or any of the Originators. The Collateral Agent shall have responsibility only for documents which have been actually delivered to the Collateral Agent in connection herewith and which have not been released to the Administrative Agent, the Borrower, the Servicer, a transferee or their respective agent or designee in accordance with this Agreement. In the event that a Mortgage Note has been delivered to the Collateral Agent and, subsequently, the Collateral Agent cannot locate such Mortgage Note, then the Collateral Agent shall prepare and execute a lost note affidavit with appropriate indemnification and shall deliver such lost note affidavit to the party that otherwise would have been entitled to delivery of the related Mortgage Note in accordance with this Agreement at the time such Mortgage Note would have been delivered.

                  (c) Under no circumstances shall the Collateral Agent be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue any such document nor shall the Collateral Agent be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Collateral), priority, effectiveness or enforceability of any of such documents nor shall the Collateral Agent be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

                  (d) The Collateral Agent may accept but shall not be responsible for examining, determining the meaning or effect of, or notifying or advising the Borrower or the Administrative Agent in any way concerning, any item or document in any file regarding a Mortgage Loan that is not one of the items or documents listed in Section 3.2(b). The Borrower shall be solely responsible for providing to the Collateral Agent each and every document listed in Section 3.2(b) and for completing or correcting any omission, or incomplete or inconsistent document.

                  (e) With respect to the calculations in connection with Collateral Agent Daily Reports, the Collateral Agent shall be entitled to rely upon the information contained in any Assignment. The Collateral Agent shall (i) except for Wet Loans for which it has not yet received the Principal Mortgage Documents, hold all Principal Mortgage Documents relating to each Mortgage Loan exclusively for the benefit of the holders of the Obligations under the terms of this Agreement (i.e., is not held by the Collateral Agent for the benefit of any other Person), and (ii) in the case of Wet Loans, monitor and report the amount of such Wet Loans and the portion thereof for which the related Principal Mortgage Documents have been delivered to the Collateral Agent within the time period permitted under Section 3.7. Except as otherwise expressly provided in this Agreement, the Collateral Agent shall have no duty to investigate or conduct any due diligence with respect to such information.

                  (f) With respect to the determination of whether a Mortgage Loan constitutes an Eligible Mortgage Loan, the Collateral Agent shall be responsible for determining that: (i) such Mortgage Loan meets the requirements of clauses (a)(ii)), (d) (with respect to (d), it being understood and agreed that the Collateral Agent is not responsible to determine whether the related Mortgage Note is a legal, valid and binding obligation of the Obligor),
(e), (i(iv-vi)), (j) and (m) of the definition of Eligible Mortgage Loan, (ii) that no more than 45 days have lapsed since the date on which the original Mortgage Note evidencing such Mortgage was shipped to the related Approved Take-Out Investor, and (iii) pursuant to Sections 3.9(i), 3.10 and 4.2(e), to the Collateral Agent's best knowledge such Mortgage Loan is subject to a perfected first-priority Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations, and, to the Collateral Agent's best knowledge, is not subject to any other Lien; but the Collateral Agent may assume that all of the other requirements of the definition of Eligible Mortgage Loan have been satisfied.

                  (g) The Collateral Agent is an agent and bailee only and is not intended to be, nor shall it be construed to be a trustee or fiduciary under this Agreement of or for either or both of the Borrower or the Administrative Agent.

                  (h) The Collateral Agent shall retain possession and custody of the Principal Mortgage Documents received from the Borrower and pertaining to each Mortgage Loan file as agent and bailee of, and as custodian for, the Administrative Agent for all purposes (including but not limited to the perfection of the security interest of the Administrative Agent for the benefit of the holders of the Obligations) until the Collateral is released pursuant to
Section 3.4 or 3.5 hereof.

                  (i) Without limitation of the generality of the foregoing, the Collateral Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by the Collateral Agent or the Borrower and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) except as provided in this Agreement, makes no warranty or representation to the Administrative Agent or the holders of any Obligations and shall not be responsible to the Administrative Agent or the holders of any Obligations for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents; (iii) except as provided in Sections 3.2(e), 3.4(a), (b), (c), (h), 3.8, 3.9 and this Section 4.2, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to the Administrative Agent or the holders of any Obligations for the due execution, legality, validity, enforceability of this Agreement or any other instrument or document furnished pursuant hereto as it relates to any party other than the Collateral Agent, or for the genuineness, effectiveness, sufficiency, value, perfection or priority of any Collateral; (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed in good faith by the Collateral Agent, to be genuine and signed or sent by the proper Person; (vi) shall be entitled to rely on the terms of this Agreement and shall be under no obligation to review the terms of the other Transaction Documents, and in the event of any conflict between this Agreement and the Transaction Documents, the terms of this Agreement shall control with respect to the rights and obligations of the Collateral Agent; and (vii) in the event of any amendment, revision, restatement, waiver or other change to the Transaction Documents which could have the effect of increasing the level of effort or changing the scope of work of the Collateral Agent under this Agreement and which was not consented to in writing by the Collateral Agent, shall not be given effect so as to modify in quantity or otherwise the obligations of the Collateral Agent under this Agreement; (as an example only of the foregoing, and to avoid doubt in interpretation of this subsection (vii), an increase in the aggregate commitments of the Lenders of the Loan Agreement shall not, unless the Collateral Agent receives two weeks' advance written notice of any such amendment, revision, restatement, waiver or other change to the Transaction Documents, require the Collateral Agent to review Mortgage Loan Collateral that would relate to such increased commitment).

                  (j) The Collateral Agent may execute any of its duties under this Agreement by or through agents, attorneys, custodians, nominees or attorneys-in-fact (which agents, attorneys, custodians, nominees or attorneys-in-fact shall be accorded the same rights and obligations applicable to the Collateral Agent) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall be responsible for the actions or non-actions of any agent, attorneys, custodians, nominees or attorneys-in-fact selected by it to the extent it would have been liable had it taken such action itself; provided, however, that nothing contained herein shall affect in any manner or any extent the rights of the Borrower or the Administrative Agent against such agents or attorneys-in-fact.

                  (k) Merger of Collateral Agent. Any entity into which the Collateral Agent may be merged or converted or with which may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any entity succeeding to the business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  (l) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfaction to it against such risk or liability is not assured to it.

                  (m) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented to the proper party or parties.

         4.3. Agents and Affiliates.

         The Collateral Agent and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of the Originators, any of the Originators' Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if the Collateral Agent were not the Collateral Agent and without any duty to account therefor to the Administrative Agent or the holders of any Obligations.

         4.4. Successor Collateral Agent.

         The Collateral Agent may resign at any time by giving written notice thereof to the Borrower and the Administrative Agent. The Collateral Agent may be removed at any time with cause, and upon thirty (30) days written notice without cause, by the Administrative Agent on behalf of the holders of the Obligations. Upon request of the Borrower, so long as no Default or Event of Default exists, the Collateral Agent shall be removed by the Administrative Agent, provided that any removal without cause shall be preceded by thirty (30) days written notice to the Collateral Agent and the Borrower shall pay immediately upon demand all costs and expenses incurred by any Lender, the Administrative Agent or the Collateral Agent in connection therewith. Upon any such resignation or removal, the Administrative Agent, at the direction of the Majority Banks, shall have the right to appoint a successor Collateral Agent. Any successor Collateral Agent appointed by the Administrative Agent, provided that no Default or Event of Default exists, shall be satisfactory to the Borrower at the time of appointment. In the case of a retirement or resignation, if no successor Collateral Agent shall have been so appointed by the Administrative Agent (and approved by the Borrower, if applicable), and shall have accepted such appointment, within 60 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent shall deliver all Mortgage Loan Collateral in its possession to the Administrative Agent and the Collateral Agent shall be discharged from its duties and obligations under this Agreement. After a notice of retirement or resignation has been given by the Collateral Agent and until a successor Collateral Agent shall have been appointed, the Administrative Agent shall pay all reasonable fees and out of pocket expenses owed to the Collateral Agent by the Servicer pursuant to any written agreement between the Collateral Agent and the Servicer, provided, however, that the Borrower shall reimburse the Administrative Agent for all such payments. No such resignation or removal shall be effective until the earlier of (1) the date on which a successor Collateral Agent shall have been appointed, and accepted such appointment, in accordance with this Section 4.4 or (2) the day upon which a period of 60 days has passed after notice of such resignation or removal. Upon the acceptance of any appointment of the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. The retiring or removed Collateral Agent shall take all steps reasonably necessary to provide for an orderly transfer of the Collateral and all related documentation to the successor Collateral Agent at the Servicer's expense. After any retiring Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Collateral Agent under this Agreement.

         4.5. Right of Inspection.

         The Collateral Agent shall permit any officer, employee or agent of the Borrower, the Servicer or the Administrative Agent that may so request to visit and inspect the premises on which the custodial duties of the Collateral Agent hereunder are performed, examine the books and records of the Collateral Agent which pertain to such custodial duties, take copies and extracts therefrom, and discuss the performance of such custodial duties with the officers of the Collateral Agent that are responsible therefor, at such time, after reasonable prior written notice to the Collateral Agent, as may be mutually acceptable to the Collateral Agent and such Borrower, Servicer or Administrative Agent during the Collateral Agent's normal business hours.

         4.6. Accounting in Certain Circumstances.

         Subject to the provisions of Section 4.2 hereof, in the event that the Collateral Agent, acting in its capacity as custodian for the Administrative Agent, shall receive any money in respect of Mortgage Loan Collateral, whether pursuant to Section 3.4 hereof or Section 5 of the Security Agreement, or otherwise, the Collateral Agent shall provide an accounting therefor to the Administrative Agent and the Borrower by the end of the Business Day following receipt thereof, such accounting to include the amount received and shall promptly (but in no event later than the next Business Day) deposit such amounts into the Collection Account and prior to such deposit to be held as Collateral under the Security Instruments in favor of the Administrative Agent as provided in Section 3.1; provided, however, that all expenses of the Collateral Agent reasonably allocable to such accounting shall be added to the Obligations as expenses of the Collateral Agent. All such funds received after 4:00 p.m. (eastern time) shall be considered to have been received on the following Business Day. All such funds received shall be held uninvested (and the Collateral Agent shall not be liable for interest thereon), unless permitted by the applicable Transaction Document and otherwise instructed by the Servicer, and in such case, funds shall be invested in Eligible Investments specified by the Servicer in such instructions; provided, however, that if the Servicer directs that funds be invested in Eligible Investments, the Servicer shall be required to ensure that all investments must mature on each Settlement Date (as defined in the Loan Agreement). The Collateral Agent shall provide such other information in such detail and at such time or times as the Borrower or the Administrative Agent may reasonably request.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1. Indemnities by the Servicer. Without limiting any other rights that any such Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Collateral Agent, its successors, transferees, participants and assigns and all affiliates, officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all actual damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees, expenses and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, the Security Agreement, the Collection Account Control Agreement, the Reserve Account Control Agreement or the Loan Agreement or the exercise or performance of any of its or their powers or duties hereunder or thereunder, or in respect of any Mortgage Loans or Take-Out Commitment, or related in any way to their possession of, or dealings with, the Collateral, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. This Section 5.1 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1. Notices.

         Any notice, demand or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Transaction Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as set forth in Schedule II hereto, or at such other addresses or to such officer's, individual's or department's attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except with respect to notices and requests given pursuant to Sections 2.3 and 3.3 of the Loan Agreement. Communications related thereto shall not be effective until actually received by the Collateral Agent, the Administrative Agent, the Issuer or the Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Collateral Agent, the Administrative Agent or the Borrower, as the case may be.

         6.2. Amendments, Etc.

         This Agreement may not be amended, supplemented or modified without the written consent of the Borrower, the Collateral Agent and the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower the Collateral Agent, the Administrative Agent and all holders of the Obligations.

         6.3. Invalidity.

         In the event that any one or more of the provisions contained in this Agreement or any other Transaction Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

         6.4. Survival of Agreements.

         All covenants and agreements herein shall survive until payment in full of the Obligations and termination of the Bank Commitments under the Loan Agreement.

         6.5. Cumulative Rights.

         The rights, powers, privileges and remedies of the Collateral Agent and the Administrative Agent under this Agreement, and any other Transaction Document shall be cumulative, and the exercise or partial exercise of any such right, power, privilege or remedy shall not preclude the exercise of any other right or remedy. The exercise of any right, power, privilege or remedy of the Collateral Agent or the Administrative Agent under this Agreement or any Transaction Document, shall not exhaust any such right, power, privilege or remedy of the Collateral Agent or the Administrative Agent.

         6.6. Construction; Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

         6.7. Successors and Assigns.

         This Agreement is binding upon and inures to the parties to this Agreement and their respective successors and permitted assigns and shall remain in full force and effect until such time, after the Termination Date, as all Obligations shall have been paid in full and all other obligations to be performed hereunder shall have been performed. The Borrower's obligations in respect of indemnification and payment provisions shall be continuing and shall survive any termination of this Agreement, subject to any applicable statute of limitations. The Collateral Agent may not assign its rights or obligations hereunder, except pursuant to Section 4.2(k) or 4.4, and any such attempted assignment shall be null and void.

         6.8. The Collateral Agent Representations and Warranties.

         The Collateral Agent represents and warrants that it: (a) is a national banking association; (b) has the power and authority to own its properties and assets and to transact the business in which it is engaged; and (c) has the power and requisite authority to execute, deliver and perform this Agreement, and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement.

         6.9. [Reserved].

         6.10. Counterparts.

         This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

         6.11. No Proceedings.

         The Collateral Agent hereby agrees that it will not institute against the Issuer, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest Commercial Paper Note issued by the Issuer is paid.

         6.12. Electronic Counterparts.

         Any form or report contemplated by this Agreement may be furnished to the Collateral Agent electronically and may be formatted in a manner convenient for electronic transmission so long as the required information is provided in an equally useable form to the format, if any, provided in this Agreement. It being understood and agreed that the Collateral Agent shall not be responsible to verify the identity of the sender of any electronic transmissions received by it.

         6.13. Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         6.14. Consent to Jurisdiction; Waiver of Immunities.

         EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

                  (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         6.15. References to Loan Agreement. Notwithstanding any references herein to the Loan Agreement, the parties hereto acknowledge that the Collateral Agent is not a party to the Loan Agreement and has no obligations or rights thereunder and shall not be obligated to read the Loan Agreement, know the terms and conditions contained therein or to be on notice of any of its provisions.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                   AHM SPV I, LLC,
                                   as Borrower


                                   By:   /s/ Alan B. Horn
                                       -----------------------------------------
                                   Name:  Alan B. Horn
                                   Title:  Secretary

                                   AMERICAN HOME MORTGAGE SERVICING, INC.
                                   as Servicer


                                   By:   /s/ Alan B. Horn
                                       -----------------------------------------
                                   Name:  Alan B. Horn
                                   Title:  Executive Vice President, General
                                           Counsel & Secretary


                                   CALYON NEW YORK BRANCH,
                                   as Administrative Agent


                                   By:   /s/ Conrad Meyer
                                       -----------------------------------------
                                   Name:  Conrad Meyer
                                   Title:  Director


                                   By:   /s/ Kostantina Kourmpetis
                                       -----------------------------------------
                                   Name:  Kostantina Kourmpetis
                                   Title:  Managing Director


                                   DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                   as Collateral Agent


                                   By:   /s/ Norma L. Catone
                                       -----------------------------------------
                                   Name:  Norma L. Catone
                                   Title:  Vice President

                                                                      SCHEDULE I

                           COLLATERAL REVIEW FUNCTIONS


         In each Collateral Agent Daily Report, the Collateral Agent shall certify, with respect to each Mortgage Loan listed in the schedule attached thereto, the following, noting any applicable Exceptions on the schedule thereto:

         (a) all documents required to be delivered to it pursuant to Sections 3.2(b)(i) through (iii) of the Collateral Agency Agreement are in Collateral Agent's possession.

         (b) each assignment of a Mortgage Loan delivered by the Borrower pursuant to Section 3.2(b) bears an original signature of an officer of the Borrower or one of the Originators, and appears to be duly completed (including all Schedules thereto).

         (c) each Mortgage Note and Mortgage bears an original signature or signatures which appear to be those of the person or persons named as the maker and Mortgagor (trustor) or, in the case of a certified copy of the Mortgage, such copy bears what appears to be a reproduction of such signature or signatures.

         (d) except for the endorsement in blank of the Mortgage Note by either of the Originators, and any intervening endorsements, neither the Mortgage Note nor the Mortgage contain any irregular writings which appear on their face to affect the validity of any such endorsement or to restrict the enforceability of the document on which they appear.

         (e) based only on the Collateral Agent's examination of the documents listed in Section 3.2(b)(i) through (iii) of the Collateral Agency Agreement, the information set forth with respect to each Mortgage Loan on Schedule I to the related Assignment accurately reflects the following (within the tolerances, if any, shown in parentheses):

                  (i) Mortgage Loan number,

                  (ii) the maturity date (within 30 days),

                  (iii) the original loan amount,

                  (iv) the original interest rate,

                  (v) the name of the borrower(s), and

                  (vi) the property address.

         (f) each assignment of mortgage has been assigned as described in
         Section 3.2(b)(ii) of the Collateral Agency Agreement, provided that the Collateral Agent shall have no obligation to confirm that the assignments are in recordable form. If intervening assignments are included in the file, each such intervening assignment bears the signature of the mortgagee and/or the assignor (and any other subsequent assignors) that appears to be an original or, if photocopies, that such copies bear a reproduction of such signature or signatures.

         (g) the Mortgage Note is endorsed in blank and such endorsement bears an original signature of an officer of either of the Originators.

         (h) no Mortgage Note has an original principal balance in excess of $2,500,000.

         (i) no Mortgage Loan bears evidence (on its face or reverse side) that it is subject to any Lien in favor of any Person other than the Administrative Agent, for the benefit of the holders of the Obligations.

         (j) except as shown on the attached list of Exceptions, no Mortgage Loan has been included in the Collateral Agent Daily Report for more than 90 days.

                                                                     SCHEDULE II

                              ADDRESSES AND NOTICES

Borrower:                AHM SPV I, LLC
                         c/o American Home Mortgage Holdings, Inc.
                         538 Broadhollow Road
                         Melville, New York  11747
                         Facsimile: (800) 209-7276 Telephone: (516)
                         396-7703 Attention: General Counsel

Servicer:                AMERICAN HOME MORTGAGE SERVICING, INC.
                         538 Broadhollow Road
                         Melville, New York  11747
                         Facsimile: (800) 209-7276 Telephone: (516)
                         396-7703 Attention: General Counsel

Administrative Agent:    CALYON NEW YORK BRANCH
                         Calyon Building
                         1301 Avenue of the Americas
                         New York, New York 10019
                         Telephone No.:  (212) 261-7819
                         Telex No.:  62410
                         (Answerback:  CRED A 62410 UW)
                         Facsimile No.:  (212) 459-3258
                         Attention:  Conduit Securitization

Collateral Agent:        DEUTSCHE BANK NATIONAL TRUST COMPANY
                         Corporate Trust & Agency Services
                         1761 East St. Andrew Place
                         Santa Ana, California  92705
                         Telephone:  (714) 247-6000
                         Telecopy:    (714) 247-6035
                         Attention:  Mortgage Custody - AH031C

                                   DEFINITIONS

         As used in this Agreement, the following terms have the following meanings:

         "Administrative Agent" means Calyon, in its capacity as administrative agent for the Lenders, or any successor administrative agent.

         "Advance" means any amount disbursed by the Lenders to the Borrower, whether such amount constitutes an original disbursement of funds to the Borrower under the Loan Agreement or a continuation of an amount outstanding.

         "Advanced Funds" means funds advanced to an escrow agent for purposes of funding a Mortgage Loan to be pledged hereunder.

         "Advance Rate" means (i) with respect to a Conforming Loan, ninety-eight percent (98%) or, if a Conforming FICO Score Trigger Event or Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero, (ii) with respect to a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero, (iii) with respect to a Super Jumbo Loan, ninety-five percent (95%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero and (iv) with respect to an Alt-A Loan, ninety seven percent (97%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero.

         "Affected Party" means each Lender, the Administrative Agent, each Managing Agent, any party providing credit enhancement or liquidity to an Issuer, and any permitted assignee or participant of any Lender, and any holding company of an Affected Party.

         "Affiliate" of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

         "Agreement" means this Amended and Restated Collateral Agency Agreement, as amended, modified or supplemented from time to time.

         "AHMIC" means American Home Mortgage Investment Corp., a Maryland corporation.

         "Alt-A Loan" means a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (1) does not conform to the conventional underwriting standards of Fannie Mae, Freddie


                                      D1-1

Mac or Ginnie Mae but that is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie
Mae), within guidelines generally acceptable to industry norms for "Alt-A" loans, (2) has a demonstrated secondary market and is readily securitizable, and
(3) matches all applicable requirements for purchase under the requirements of a Take Out Commitment or Hedge specifically issued for the purchase of such Mortgage Loan.

         "American Home Mortgage Servicing, Inc." has the meaning set forth in the preamble of this Agreement, and its successors and assigns.

         "Amsterdam" has the meaning set forth in the Loan Agreement.

         "Approved Hedge Counterparty" means:

                  (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

                  (b) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody's, and either at least AA from S&P or at least AA from Fitch, or

                  (c) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A, A2 and A from S&P, Moody's and Fitch, respectively (or at least two out of the three Rating Agencies), limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Administrative Agent, or

                  (d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

         provided that (i) except for an Approved Hedge Counterparty defined above in section (d), if an Approved Hedge Counterparty has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Hedge Counterparty" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Hedge Counterparty"; provided, further, that with respect to any Hedges issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Hedge Counterparty" sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Hedge Counterparty does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Hedge Counterparty" upon prior written notice from the Administrative Agent, which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Hedges issued by such Person prior to



                                      D1-2
such notice, such Person shall cease to be an "Approved Hedge Counterparty" sixty (60) days following such notice.

         "Approved Take-Out Investor" means:

         (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

         (b) any Person with short-term ratings of at least P-1 from Moody's, and either or at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody's and either at least AA from, S&P or at least AA from Fitch, or

         (c) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A, A2 and A from S&P, Moody's and Fitch, respectively (or at least two out of the three Rating Agencies), limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Majority Banks, or

         (d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

provided that (i) except for an Approved Take-Out Investor defined above in section (d), if an Approved has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Take-Out Investor" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved"; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Take-Out Investor" sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Take-Out Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved" upon prior written notice from the Administrative Agent, which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an "Approved Take-Out Investor" sixty (60) days following such notice; provided, further, that the Collateral Agent may assume that the Approved sixty (60) Investors are listed on the Schedule III hereto most recently distributed to the Collateral Agent by the Administrative Agent.

         As of the date of this Agreement, Schedule III hereto sets forth the Approved Take-Out Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule III shall be updated from time to time as Approved Take-Out Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c); provided, further, that the Collateral Agent may rely on Schedule III until a new Schedule III is distributed to the Collateral Agent by the Administrative Agent.



                                      D1-3

         "Assignment" is defined in Section 3.2(a).

         "Bailee and Security Agreement Letter" is defined in Section 3.4(b)(i).

         "Bank" means each of Calyon, Lloyds, ABN AMRO, SG, JPMorgan and each respective Eligible Assignee that shall become a party to the Loan Agreement pursuant to the terms of an "Assignment and Acceptance" (as defined in the Loan Agreement).

         "Bank Commitment" means the obligations of the Banks to make Advances to the Borrower pursuant to the Loan Agreement.

         "Barton" has the meaning set forth in the Loan Agreement.

         "Borrower" has the meaning specified in the preamble of this Agreement.

         "Borrowing" means Advances by the Lenders under the Loan Agreement.

         "Borrowing Report" means a request, in the form of Exhibit C to the Loan Agreement for a Borrowing pursuant to Article II of the Loan Agreement and in the form of Exhibit D-9 to this Agreement.

         "Business Day" means (a) a day on which (i) commercial banks in New York City, New York, and Chicago, Illinois, are not authorized or required to be closed and (ii) commercial banks in the State in which the Collateral Agent has its principal office are not authorized or required to be closed, and (b) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, a day on which dealings in United States dollars are carried out in the London interbank market.

         "Calyon New York" has the meaning set forth in the preamble of this Agreement, and its successors and assigns.

         "Calyon Group" mean LaFayette, and each Group Bank of LaFayette.

         "Closing Protection Rights" means any rights of the Originators or the Borrower to or under (i) a letter issued by a title insurance company to any of the Originators assuming liability for certain acts or failure to act on behalf of a named closing escrow agent, approved attorney or similar Person in connection with the closing of a Mortgage Loan transaction, (ii) a bond, insurance or trust fund established to protect a mortgage lender against a loss or damage resulting from certain acts or failure to act of a closing escrow agent, approved attorney, title insurance company or similar Person, or (iii) any other right or claim that any of the Originators or the Borrower may have against any Person for any loss or damage resulting from such Person's acts or failure to act in connection with the closing of a Mortgage Loan and the delivery of the related Mortgage Loan Collateral to the Collateral Agent, any of the Originators or to the Borrower.

         "Collateral" means Property that is subject to a Lien for the benefit of the holders of the Obligations.



                                      D1-4

         "Collateral Agency Agreement" means this Agreement.

         "Collateral Agent" has the meaning set forth in the preamble of this Agreement.

         "Collateral Agent Daily Report" is defined in Section 3.8(a) of this Agreement.

         "Collateral Deficiency" means, at any time, the amount by which the Principal Debt exceeds the lesser of (a) the Collateral Value of all Eligible Mortgage Collateral and (b) if the Collateral Agent holds no Eligible Mortgage Collateral, zero.

         "Collateral Value" means

                  (A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Advance Rate for such Mortgage Loan times the least of:

                            (1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by the related Originator on the closing and funding of such Eligible Mortgage Loan;

                            (2) ratable amount determined by multiplying (a) the weighted average Market Value of all Mortgage Loans, owned by the Originators or the Borrowers, as reflected on the most recent Collateral Agent Daily Report, (it being understood that the Servicer shall provide to the Collateral Agent such Market Value as of the close of business on the last Business Day of the previous week, (or, while a Default or Event of Default is continuing, more frequently if so directed by the Administrative Agent)) times (b) the original principal amount of such Eligible Mortgage Loan; and

                            (3) while a Default or Event of Default is continuing or upon the direction of any Managing Agent, the Market Value of such Eligible Mortgage Loan; and

                  (B) with respect to the Collection Account, the balance of collected funds therein that is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations;

provided, however, that

                  (a) at any time, the portion of total Collateral Value that may be attributable to Jumbo Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

                  (b) at any time, the portion of total Collateral Value that may be attributable to Super Jumbo Loans shall not exceed three percent (3%) of the Maximum Facility Amount, which percentage is a sublimit of the limitation set forth in clause (a), equal to 6% of the 50% set forth in clause (a) above;

                  (c) at any time, the portion of total Collateral Value that may be attributable to Alt-A Loans shall not exceed thirty-five percent (35%) of the Maximum Facility Amount;



                                      D1-5

                  (d) at any time, the portion of total Collateral Value that may be attributable to Non-Conforming Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

                  (e) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans with a Loan-to-Value Ratio greater than 95% shall not exceed five percent (5%) of the Maximum Facility Amount;

                  (f) at any time, the portion of total Collateral Value that may be attributable to Eligible Mortgage Loans (a) with a FICO Score less than or equal to 640 shall not exceed twenty-five percent (25%) of the Maximum Facility Amount and (b) with a FICO Score less than or equal to 620 shall not exceed five percent (5%) of the Maximum Facility Amount;

                  (g) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn for correction pursuant to Section 3.5 of this Agreement shall not exceed 2.5% of the Maximum Facility Amount;

                  (h) [Reserved]

                  (i) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days shall be zero provided, that this clause (i) shall not apply to 5% of the total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days but less than 180 days;

                  (j) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Collateral Value of zero;

                  (k) at any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed thirty percent (30%) of the Maximum Facility Amount, and (B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount; (it being understood that on any day the Collateral Value of a Wet Loan with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date of origination of the Wet Loan shall be zero until such Principal Mortgage Documents have been delivered); and

                  (l) at any time, a Mortgage Loan with respect to which the related Obligor is sixty (60) days or more in payment default, shall have a Collateral Value of zero.

         "Collection Account" means the account established by the Borrower with the Deutsche Bank Trust Company Americas or another Eligible Institution acceptable to the Administrative Agent pursuant to Section 2.7(b) of the Loan Agreement to be used for (i) the deposit of proceeds from the sale of Mortgage Loans; and (ii) the payment of the Obligations, it being



                                      D1-6
understood that such account is controlled by the Administrative Agent pursuant to the Collection Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds in the Collection Account.

         "Collection Account Bank" means, initially, Deutsche Bank Trust Company Americas and, at any time, the institution then holding the Collection Account in accordance with the terms of the Collection Account Control Agreement.

         "Collection Account Control Agreement" means the Amended and Restated Collection Account Control Agreement, dated as of the date hereof, among the Borrower, the Servicer, the Administrative Agent and the Collection Account Bank, substantially in the form of Exhibit D-3 hereto, as amended, modified or supplemented from time to time.

         "Collection Account Release Notice" is defined in Section 3.4(a).

         "Commercial Paper Notes" means short-term promissory notes issued or to be issued by the Issuers to fund or maintain their Advances or investments in other financial assets.

         "Conforming FICO Score Trigger Event" means, with respect to Conforming Loans, that (A)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 675 but more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675.

         "Conforming Loan" means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or other similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan.

         "Conforming Loan-to-Value Ratio Trigger Event" means, with respect to Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

         "Conforming Pool Weighted Average FICO Score" means the ratio of (a) the sum, for all Conforming Loans, of the product for each Conforming Loan of
(i) its FICO Score and (ii) its



                                      D1-7
original principal balance to (b) the sum of the original principal balances of all Conforming Loans.

         "Corporate Trust Office" shall mean the principal office of the Collateral Agent at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Collateral Agency Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Corporate Trust and Agency Services or at any other time at such other address as the Collateral Agent may designate from time to time by written notice to the parties thereto.

         "Default" means any condition or event which, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

         "Delinquent Mortgage Loan" means a Mortgage Asset under which the Obligor is 30 or more days in payment default or the Obligor has taken any action, or suffered any event of the type described in Section 8.1(f), (g) or
(h) of the Loan Agreement, or is in foreclosure.

         "Delinquent Ratio" means as of the end of any Collection Period, the ratio of (i) the principal amount of all Mortgage Loans that were Delinquent Mortgage Loans at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

         "Disbursement Account" means the account established by the Borrower with the Deutsche Bank National Trust Company or another Eligible Institution acceptable to the Administrative Agent, it being understood that such account is controlled by the Administrative Agent pursuant to the Disbursement Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds from the Disbursement Account.

         "Disbursement Account Control Agreement" means the Amended and Restated Disbursement Account Control Agreement, dated as of even date herewith, between the Borrower, the Servicer, the Administrative Agent and Deutsche Bank National Trust Company, substantially in the form attached hereto as Exhibit D-13, as amended, modified, supplemented or replaced from time to time.

         "Eligible Assignee" means (i) Calyon or any of its Affiliates, Lloyds or any of its Affiliates, ABN AMRO or any of its Affiliates, SG or any of its Affiliates or JPMorgan or any of its Affiliates, (ii) any Person managed by Calyon or any of its Affiliates, Lloyds or any of its Affiliates, ABN AMRO or any of its Affiliates, SG or any of its Affiliates or JPMorgan or any of its Affiliates, or (iii) any financial or other institution that is acceptable to the Managing Agent related to the Lender that is making the assignment and, unless an Event of Default has occurred or is continuing, the Borrower (which consent shall not be unreasonably withheld).

         "Eligible Investments" means any one or more of the following obligations or securities having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are



                                      D1-8
backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be an Eligible Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each rating agency to any certificate as evidenced in writing;

                  (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in after the date of issuance and are issued or held by any depository institution or trust company (including the Collateral Agent) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody's and Fitch, as applicable, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each rating agency, as evidenced in writing; provided that Servcier shall direct investment only into instrument or

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which debt obligations are rated in the highest rating categories of each of Moody's and Fitch, as applicable; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Eligible Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date and which is rated in the highest rating category of each of Moody's and Fitch;

                  (vi) money market funds, rated in the highest rating categories of each of Moody's and Fitch;

provided, however, that in each case if the investment is rated by Fitch, (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that the Servicer shall not request or direct any investment in such instrument (x) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity



                                      D1-9
at par of such underlying obligations or (y) if such instrument may be redeemed at a price below the purchase price. The Servicer shall not request or direct any investments that are subject to prepayment or call to be purchased at a price in excess of par.

         "Eligible Mortgage Collateral" means Eligible Mortgage Loans and the Collection Account.

         "Eligible Mortgage Loan" means a Mortgage Loan:

                  (a) that (i) is a closed and fully funded Mortgage Loan, (ii) has a maximum term to maturity of 30 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, (iii) is secured by a perfected first-priority Lien on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums, and (iv) was underwritten according to the applicable Originator's Underwriting Guidelines and was originated or purchased by one of the Originators;

                  (b) that is a Conforming Loan, a Jumbo Loan or an Alt-A Loan;

                  (c) in which the Administrative Agent has been granted and continues to hold a perfected (other than actual delivery of the Mortgage Note to the Collateral Agent for Wet Borrowings), first-priority, security interest for the benefit of the holders of the Obligations;

                  (d) for which the Mortgage Note is payable to or endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

                  (e) for which, other than in respect of Wet Loans, the Principal Mortgage Documents have been received by the Collateral Agent and are in form conforming to the review criteria referenced in Section 3.8;

                  (f) that, upon pledge thereof under this Agreement and application of any related Advance to pay off any prior lienholder as required by the Loan Agreement and hereunder, together with the related Mortgage Loan Collateral, is owned beneficially by the Borrower free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the holders of the Obligations;

                  (g) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal and state consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the



                                     D1-10
         collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take-Out Commitment or Hedge;

                  (h) that: (i) is not a Delinquent Mortgage Loan at the time it is transferred to the Borrower pursuant to the Repurchase Agreement;
         (ii) has not previously been sold to an Approved Take-Out Investor or any of the Originators and repurchased by Borrower; (iii) if, it was a Wet Loan when it was assigned to the Borrower and the time periods set forth in Section 3.7(b) of this Agreement have occurred, the Principal Mortgage Documents relating to such Wet Loan were delivered to the Collateral Agent; provided, however, that upon delivery of such Principal Mortgage Documents to the Collateral Agent, such Mortgage Loans shall subsequently conform to the review criteria of Section 3.8 subsequent to such delivery; (iv) has a Loan-to-Value Ratio in excess of 100%; and (v) does not have an original principal balance in excess of $2,500,000;

                  (i) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 3.5 of this Agreement such Mortgage Loan Collateral has been returned to the Collateral Agent within 20 calendar days after withdrawal as required by Section 3.5 of this Agreement;

                  (j) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or an inter vivos revocable trust or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

                  (k) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

                  (l) that was acquired by the Borrower from any of the Originators within 60 days after its Mortgage Origination Date;

                  (m) that is covered by the types and amounts of insurance required by Section 6.6(b) of the Loan Agreement;

                  (n) with respect to which all representations and warranties made by the related Originator in the Repurchase Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Repurchase Agreement have been complied with; and

                  (o) that is subjected to the following "Quality Control" measures by personnel of any of the Originators before the Mortgage
         Note is funded by such Originator:

                            (i) for those Mortgage Loans not originated by the Originator, is subject to being selected at random for a review for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures); and

                            (ii) with respect to which, all Mortgage Loan Collateral is prepared by any of the Originators and submitted to the closing agent at the time of funding the related Mortgage Loans.


                                     D1-11

         "Event of Default" means an Event of Default as defined in Section 8.1 of the Loan Agreement.

         "Exceptions" means exceptions to the specifications and certifications made by the Collateral Agent on the Collateral Agent Daily Report as set forth on Schedule I hereto.

         "Fannie Mae" means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

         "FHA" means the Federal Housing Administration, or any successor thereto.

         "FHA Loan" means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

         "FICO Score" means, with respect to the Obligor under a particular Mortgage Loan, a credit rating established by Fair Isaac Corporation.

         "Fitch" means Fitch, Inc., and any successor thereto.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Ginnie Mae" means the Government National Mortgage Association, or any successor thereto.

         "Governmental Authority" means any nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing which relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over any of the Originators, the Servicer, the Collateral Agent or the Borrower or any of their respective Properties.

         "Hedge" means a current, valid, binding, enforceable, written commitment, including without limitation a forward purchase commitment, issued by an Approved Hedge Counterparty, to purchase mortgage loans from one of the Originators from time to time at a specified price (or a specified spread to an agreed-upon index), which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected security interest has been granted to the Administrative Agent.



                                     D1-12

         "Hedge Report" means, a report prepared by the Servicer pursuant to
Section 3.6 of the Loan Agreement, showing, as of the close of business on the last Business Day of each week, all Take-Out Commitments or Hedges obtained by the Originators to cover all closed loans owned by the Originators or the Borrower, to the extent that such mortgage loans have been pledged hereunder or pursuant to another lending arrangement, and certain information with respect to such trades including information as the Administrative Agent may request, in the form of Exhibit K of the Loan Agreement. Each such Take-Out Commitment or Hedge shall have been pledged to the Administrative Agent; provided, however, that any Hedges may have been pledged previously or may be pledged in the future by the Originators on a pari passu basis.

         "HUD" means the Department of Housing and Urban Development, or any successor thereto.

         "Indemnified Amounts" is defined in Section 5.1.

         "Indemnified Party" is defined in Section 5.1.

         "Issuer" means La Fayette, Amsterdam, Barton and Park Avenue and their respective successors and assigns.

         "JPMorgan" means JPMorgan Chase Bank, as a Bank and as a Managing
Agent.

         "Jumbo Loan" means a Mortgage Loan (other than a Conforming Loan) that
(1) is underwritten by an Approved (other than Fannie Mae, Freddie Mac or Ginnie
Mae), (2) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time. The term Jumbo Loans includes Super Jumbo Loans.

         "La Fayette" means La Fayette Asset Securitization LLC, a Delaware limited liability company, together with its successors and assigns.

         "Lenders" means, collectively, the Issuer and the Banks.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Loan Agreement" is defined in the preamble to this Agreement.

         "Loan to Value Ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage found by dividing the original principal balance of a Mortgage Loan by the value of the related mortgaged property, such value being measured by (i) the appraised value of such property at such time, if the Mortgage Loan is a refinance of any existing lien or (ii) the lower of



                                     D1-13
the sales price of the related property at the time of origination of the Mortgage Loan or the appraised value of such property at such time, if the Mortgage Loan is a purchase money loan.

         "Majority Banks" means, at any time, Banks, including Banks that have become party to the Loan Agreement pursuant to an Assignment and Acceptance, having outstanding Advances equal to more than 50% of the aggregate outstanding Advances held by Banks or, if no Advance is then outstanding from any Bank, Banks having more than 50% of the Bank Commitments.

         "Managing Agent" means, (a) with respect to La Fayette, Calyon or any successor managing agent designated by such party; (b) with respect to Amsterdam, ABN AMRO or any successor managing agent designated by such party;
(c) with respect to Park Avenue, JPMorgan or any successor managing agent designated by such party; and (d) with respect to Barton, SG or any successor managing agent designated by such party.

         "Market Value" means at the time determined, for any Mortgage Loan (a) the market value of such Mortgage Loan determined by the Servicer based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained directly from Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer, or (b) if an appropriate posted rate is not available, the value determined by the Servicer in good faith, using commercially reasonable efforts, which efforts shall include consulting with two or more entities that make a market in similar mortgage loans, to determine such Market Value. Notwithstanding the foregoing, within three (3) Business Days of the date upon which a Market Value determination is provided, any Lender may dispute the Servicer's determination of Market Value in writing to the Servicer and each of the Managing Agents. Upon receipt of such a notice, the Servicer and the Managing Agents shall make a good faith effort to resolve the discrepancy. If the discrepancy is not resolved within seven (7) days in a manner satisfactory to each of the Managing Agents (an "Unresolved Dispute"), then the Administrative Agent shall obtain a different market valuation (an "Additional Determination"). At any time the Administrative Agent may, and upon an Unresolved Dispute, shall, obtain an Additional Determination. If the Administrative Agent shall have obtained an Additional Determination as of any determination date (which Additional Determination may be from the Administrative Agent or any Affiliate thereof) and the amount of the Additional Determination as of such determination date is more than 0.50% less than the amount of the aggregate Market Values determined by the Servicer on such determination date, then, the amount of the Additional Determination shall be used as the Market Value for purposes of clause (A)(2) and (A)(3) of the definition of "Collateral Value." The Borrower shall be solely responsible for the costs incurred with respect to such Additional Determinations. The Administrative Agent shall notify the Servicer of the variance between the Servicer's determination of the Market Value and the Additional Determinations and the source(s) used by the Administrative Agent to determine the Additional Determinations. Following such notice and prior to the next determination date, either (i) the Servicer and the Administrative Agent will determine a mutually acceptable, reasonable, alternative valuation for the Market Value of such Mortgage Loan or (ii) the Servicer shall use an amount equal to the Additional Determination as the Market Value of such Mortgage Loan for subsequent determination dates until clause (i) is satisfied in good faith.



                                     D1-14

         "Maximum Facility Amount" means $1,150,000,000, as such amount may be reduced pursuant to Section 2.1(c) of the Loan Agreement.

         "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

         "MERS Designated Mortgage Loan" means a Mortgage Loan registered to or by the related Originator on the MERS electronic mortgage registration system.

         "Monthly Payment Status Report" is defined in Section 3.2(h).

         "Mortgage" means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as any of the Originators determines is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

         "Mortgage Assets" means, collectively:

         (a) any and all Mortgage Loans in which the Administrative Agent, as secured party, for the benefit of the holders of the Obligations, is granted a security interest pursuant to any Assignment or other document (whether or not the Principal Mortgage Documents related thereto are delivered) heretofore or hereafter from time to time executed by the Borrower;

         (b) any and all instruments, documents and other property of every kind or description, of or in the name of the Borrower, now or hereafter for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Collateral Agent;

         (c) any and all general intangibles and Mortgage Loan Collateral that relate in any way to the Mortgage Assets;

         (d) any and all Take-Out Commitments and Hedges identified on Hedge and Commitment Reports from time to time prepared by the Servicer on behalf of any of the Originators and the Borrower;

         (e) any and all contract rights, chattel paper, certificated securities, uncertificated securities, financial assets, securities accounts or investment property which constitute proceeds of the Mortgage Assets;

         (f) this Agreement, the Performance Guaranties and the Subordination Agreement, including all moneys due or to become due thereunder, claims of the Borrower arising out of or for breach or default thereunder, and the right of the Borrower to compel performance and otherwise exercise all remedies thereunder; and

         (g) any Advanced Funds; and

         (h) any and all proceeds of any of the foregoing, including all Collections.



                                     D1-15

         "Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage, the beneficial interest of which has been acquired by the Borrower from the Originator by purchase pursuant to the Repurchase Agreement (with the record owner thereof being such Originator or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for its successors and assigns).

         "Mortgage Loan Collateral" means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents, and other Collateral.

         "Mortgage Note" means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Originators determine is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

         "Mortgage Origination Date" means, with respect to each Mortgage Loan, the date (transmitted by the Servicer to the Collateral Agent) that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

         "Non-Conforming FICO Score Trigger Event" means, with respect to Non-Conforming Loans, that (A)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 675 but equal to or more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675.

         "Non-Conforming Loan" means a Jumbo Loan or an Alt-A Loan.

         "Non-Conforming Loan-to-Value Ratio Trigger Event" means, with respect to Non-Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

         "Non-Conforming Pool Weighted Average FICO Score" means the ratio of
(a) the sum, for all Non-Conforming Loans, of the product for each Non-Conforming Loan of (i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Non-Conforming Loans.



                                     D1-16

         "Obligations" means any and all present and future indebtedness, obligations, and liabilities of the Borrower to any of the Lenders, the Collateral Agent, each Managing Agent, each Affected Party, each Indemnified Party and the Administrative Agent, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to the Loan Agreement or any other Transaction Document, and all interest accrued thereon, and attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Obligor" means (i) with respect to each Mortgage Note included in the Collateral, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Collateral, any person from whom any of the Originators or the Borrower is entitled to performance.

         "Originators" means together, American Home Mortgage Corp., a New York corporation and American Home Mortgage Servicing, Inc., a Maryland corporation, and their respective successors and assigns.

         "Other Mortgage Documents" is defined in Section 3.2(c).

         "Park Avenue" has the meaning ascribed to it in the Loan Agreement.

         "Performance Guarantors" means together, American Home Mortgage Holdings, Inc., a Delaware corporation, and AHMIC, and their respective successors and assigns.

         "Performance Guaranty" means, collectively, the Servicer Performance Guaranty, and the Originator Performance Guaranty, each as defined in the Loan Agreement.

         "Permitted Transferees" is defined in Section 3.4(c).

         "Person" means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

         "Principal Debt" means, at the time determined, the unpaid principal balance of all Advances under the Loan Agreement.

         "Principal Mortgage Documents" is defined in Section 3.2(b).

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Repurchase Agreement" means the Amended and Restated Master Repurchase Agreement and Addendum to the Master Repurchase Agreement incorporated therein, each dated as of the date of this Agreement between the Originators, as sellers, and the Borrower, as purchaser, as the same may be amended, modified or restated from time to time.



                                     D1-17

         "Reserve Account Control Agreement" means the Reserve Account Control Agreement, dated as of even date herewith, between the Borrower, the Servicer, the Administrative Agent and Deutsche Bank Trust Company Americas, substantially in the form attached to the Loan Agreement as Exhibit N, as amended, modified, supplemented or replaced from time to time.

         "Responsible Officer" shall mean when used with respect to the Collateral Agent any officer within the Corporate Trust Office including any Vice President, Managing Director, Director, Assistant Vice President, Associate or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "Security Agreement" means the Security Agreement dated as of even date herewith, among the Borrower, the Collateral Agent and the Administrative Agent in the form attached hereto as Exhibit D-2, as amended, modified or supplemented.

         "Security Instruments" means (a) this Agreement, (b) the Security Agreement, (c) the Collection Account Control Agreement, (d) the Reserve Account Control Agreement (e) Disbursement Account Control Agreement, and (f) such other executed documents as are or may be necessary to grant to the Administrative Agent a perfected first, prior and continuing security interest in and to the Collateral and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, as amended, modified or supplemented.

         "Servicer" means at any time the Person then authorized pursuant to
Section 11.1 of the Loan Agreement to administer and collect Mortgage Loans on behalf of the Lenders. The initial Servicer shall be American Home Mortgage Servicing, Inc.

         "Shipping Request" means the shipping request presented by the Borrower or the Servicer to the Collateral Agent substantially in the form attached as Exhibits D-5A (as amended, modified or supplemented from time to time as agreed to by the Administrative Agent, the Managing Agents the Borrower and the Collateral Agent).

         "Subordination Agreement" means the amended and restated subordination agreement, dated as of the date hereof, substantially in the form attached as Exhibit B to the Loan Agreement, executed by Performance Guarantors and certain of their respective Affiliates, if applicable, in favor of the Borrower and the Administrative Agent for the benefit of the holders of the Obligations.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "Super Jumbo Loan" means a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $2,500,000.



                                     D1-18

         "Take-Out Commitment" means a current, valid, binding, enforceable, written commitment, issued by an Approved Take-Out Investor to purchase mortgage loans from one of the Originators from time to time at a specified price (or a specified spread to an agreed-upon index) which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or
(ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected and first-priority security interest has been granted to the Administrative Agent.

         "Take-Out Commitment Documents" means (1) with respect to any Mortgage Loan, with respect to which there is no loan-specific Take-Out Commitment, an executed original assignment of trade as described in the definition of "Take-Out Commitment"; and (2) with respect to any Mortgage Loan, with respect to which there is a loan-specific Take-Out Commitment, copies of all Take-Out Commitments.

         "Take-Out Commitment Master Agreement" means with respect to which there is a loan-specific Take-Out Commitment, the master flow sale agreement, investor bulk sales agreement, or similar agreement setting forth the basic terms of sales to the related Approved Take-Out Investor.

         "Termination Date" means the earliest to occur of (a) November 21, 2006, unless such date shall be extended pursuant to Section 2.1(b) of the Loan Agreement, then the date specified in such Extension Request, (b) the date on which the Maximum Facility Amount is terminated by the Borrower pursuant to
Section 2.1(d) of the Loan Agreement, and (c) the date, on or after the occurrence of an Event of Default, determined pursuant to Section 8.2 of the Loan Agreement.

         "Transaction Document" means any of the Loan Agreement, the Notes (as defined in the Loan Agreement), this Agreement, the Security Instruments, the Repurchase Agreement, the Amended and Restated Administrative Agent Fee Letter (as defined in the Loan Agreement), the Manager's Agents Fee Letter (as defined in the Loan Agreement) the Subordination Agreement, any Performance Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such documents may be renewed, amended, restated or supplemented from time to time.

         "Transfer Request" is defined in Section 3.4(a).

         "Trust Receipt and Security Agreement Letter" is defined in Section
3.5.

         "UCC" means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

         "Underwriting Guidelines" means, with respect to each Originator, the Originator's Underwriting Guidelines, a copy of which has been provided to the Administrative Agent.

         "VA" means the Department of Veterans Affairs, or any successor thereto.

         "VA Loan" means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or



                                     D1-19

Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

         "Wet Borrowing" is defined in Section 3.7.

         "Wet Loans" means the Mortgage Loans pursuant to an Assignment in which the Borrower shall grant to the Administrative Agent for the benefit of the holders of the Obligations, from the Borrowing Date of each Wet Borrowing, a perfected, first-priority security interest in the Mortgage Loans identified in
Schedule III to said Assignment.



                                     D1-20